UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2013 (November 15, 2013)

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2368 Lakeshore Rd. W, Suite 300 Oakville, Ontario, Canada	L6L 1H5

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 354-9991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

There are statements in this current report that are not historical facts and constitute "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These forward looking statements can be identified by use of terminology such as "believe," "potential," "may," "will,” and similar expressions.  You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control, such as the volatility in mineral resources markets, economically insufficient mineralized material, fluctuations in extraction and production costs, and inability to raise capital to continue operations.  For a complete discussion of risks, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, especially Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and Part I, Item 1A. Risk Factors.  Although management believes that the assumptions underlying the forward looking statements included in this current report are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements.  The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this current report will in fact transpire.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.01

Entry into a Material Definitive Agreement.

On November 15, 2013, Joshua Gold Resources Inc. (the “Company”) entered into and closed a mineral property acquisition agreement (the “Agreement”) with 2254022 Ontario Ltd., an entity formed under the laws of Canada (the “Vendor”), pursuant to which the Vendor agreed to sell to Company an undivided one hundred percent (100%) interest in and to certain mineral interests consisting of two (2) separate graphite prospects made up of seven (7) staked land claims, six (6) of which are located in the Township of Bigwood, Ontario, Canada and one (1) located in the Township of Brougham, Ontario, Canada (the “Graphite Property Claims”).  As consideration for the sale of the Graphite Property Claims, the Company issued 1,250,000 shares of the Company’s common stock.

In addition, the Agreement requires the payment by the Company to the Vendor of a royalty in the amount of three percent (3%) Net Smelter Returns (as defined in the Agreement) from production on the Graphite Property Claims following the Commencement of Commercial Production (as defined in the Agreement) on the terms and conditions as set out in the Agreement (the “Vendor NSR”).  Notwithstanding the foregoing, the Company may, at any time after closing, repurchase one-half (1/2) of the Vendor NSR (equal to one and one-half percent (1.5%) Net Smelter Returns) from the Vendor for additional consideration of One Million Dollars (CAD $1,000,000).  As of the date of this filing, CAD $1,000,000 is approximately USD $958,759.

The description of the Agreement above is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 3.02

Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference. The shares of common stock of the Company to be issued pursuant to the Agreement will be issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01

Other Events.

Joshua Gold Resources Inc. issued a Press Release, dated November 18, 2013, announcing the acquisition of the Graphite Property Claims and continued sampling on its Kenty Property.

A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

Please note that (i) the representations and warranties contained in the Mineral Property Acquisition Agreement (included as Exhibit 10.1 hereto) were made for the purposes of allocating contractual risk between the parties and not as a means of establishing facts, (ii) the Agreement may have different standards of materiality, (iii) the representations may be qualified by a confidential disclosure schedule that may contain non-public information that is not material, (iv) facts may have changed since the date of the Agreement and (v) only parties to the Agreement and specified third-party beneficiaries have a right to enforce the Agreement.

(d)  Exhibits

Exhibit

Description

10.1

Mineral Property Acquisition Agreement, by and between the Company and Vendor, entered into on November 15, 2013.

99.1

Press Release of Joshua Gold Resources Inc., dated November 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Joshua Gold Resources Inc.
(Registrant)

Date: November 18, 2013	By:	/S/ Benjamin Ward
Benjamin Ward President, CEO and Director

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